UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - DECEMBER 5, 2007

AMECS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1 Yonge Street Suite 1801 Toronto, Ontario Canada, M5E 1W7 (Address of principal executive offices)

(416) 879-4337 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 5, 2007, Alexei Gavriline, the owner of the majority of the securities of Amecs Inc. (the “Company”) entered into a Securities Purchase and Sale Agreement (the “Securities Purchase and Sale Agreement”) with Rudana Investment Group AG, a corporation formed under the laws of Switzerland.  Pursuant to the Securities Purchase and Sale Agreement, Mr. Gavriline has agreed to sell all of his shares of the Company’s common stock to Rudana Investment Group AG.  It is anticipated that the closing of the Securities Purchase and Sale Agreement (the “Closing”) will occur on or about December 17, 2007, subject to the completion of due diligence by Rudana Investment Group AG.

Pursuant to the Securities Purchase and Sale Agreement, Rudana Investment Group AG will acquire 5,000,000 shares of the Company’s common stock from Mr. Gavriline.  At the Closing, Rudana Investment Group AG will own 83.2% of the Company’s issued and outstanding shares.  The Company is not a party to the Securities Purchase and Sale Agreement.

Mr. Gavriline, who has served as the Company’s sole officer and director since the Company’s inception, has agreed to tender his resignation.  Mr. Gavriline’s resignation will be effective upon the later to occur of the following: (i) the Closing, or (ii) ten calendar days following the filing of an Information Statement on Schedule 14f-1 with the U.S. Securities and Exchange Commission (as such Information Statement may be amended prior to the expiration of such ten (10) day period, and which amendment thereof shall extend the ten (10) day period therefrom).  To the knowledge of the Company’s officers, Mr. Gavriline has not expressed a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In accordance with the Company’s by-laws and applicable laws of the State of Nevada, which is the corporate domicile of the Company, and pursuant to the terms and conditions of the Securities Purchase and Sale Agreement, Mr. Gavriline has agreed to appoint John Genner to fill one of the vacancies on the Board, immediately prior to the Closing.

John Genner - Director

Mr. Genner is a Certified Public Accountant in Australia.  Since September of 1997, Mr. Genner has served as a Managing Director of BQT Solutions Limited, an Australian Listed Public Company, and since June of 2000, Mr. Genner has served as Chief Executive Officer of that company.  Prior to that, for approximately nine years he was the Chief Executive of a mortgage company and for fifteen years has operated as a private investor and company director.  He is a graduate of SydneyTechnicalCollege.

No decisions have been made regarding any committees to which Mr. Genner will be appointed.

Item 8.01:	Other Events.

Upon the Closing, a change in control of the Company will occur pursuant to the Securities Purchase and Sale Agreement, as described above in Item 5.02, which disclosure is incorporated herein by reference thereto.  The Company will report the change in control of the Company on a Form 8-K after the effective date thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMECS INC.

By:	/s/ Alexei Gavriline
Name: Alexei Gavriline
Title: President

Date: December 5, 2007